Exhibit 10.1

BLOCKBUSTER INC.

150,000 Shares

7 1/2% Series A Cumulative Convertible Perpetual Preferred Stock

Purchase Agreement

New York, New York

November 8, 2005

[•]

[•]

As Representatives of the Initial Purchasers

c/o [•]

[•]

[•]

Ladies and Gentlemen:

Blockbuster Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives, 150,000 shares of 7 1/2% Series A Cumulative Convertible Perpetual Preferred Stock (the “Firm Securities”). The Company also proposes to grant to the Initial Purchasers an option to purchase up to 22,500 shares to cover over-allotments, if any (the “Option Securities” and, together with the Firm Securities, the “Securities”). To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 19 hereof.

In connection with the sale of the Securities, the Company has prepared a Preliminary Offering Memorandum, dated November 8, 2005 (the “Preliminary Memorandum”), and will prepare an offering memorandum, dated November 8, 2005 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the “Final Memorandum” and, with the Preliminary Memorandum, each a “Memorandum”). The Final Memorandum sets forth certain information concerning the Company, the Securities and the Common Stock issuable upon conversion thereof. The Company hereby confirms that it has authorized the use of each Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers as described herein. Unless stated to the contrary, any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.

The Securities are convertible into shares of Common Stock at the conversion price, as set forth in the Final Memorandum, and in the certificate of designations for the Securities (the “Certificate of Designations”) to be filed with the Secretary of State of the State of Delaware. The sale of the Securities to the Initial Purchasers will be made without registration of the Securities or the shares of Common Stock issuable upon the conversion of the Securities.

In connection with the sale of the Securities, the Company also proposes to enter into a Registration Rights Agreement, to be dated as of the Closing Date (as defined in Section 3), between the Company and the Initial Purchasers (the “Registration Rights Agreement”).

1. Representations and Warranties. The Company represents and warrants to each Initial Purchaser as set forth below in this Section 1.

(a) Offering Memorandum. The Preliminary Memorandum, as of its date, did not, and the Final Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Memorandum or the Final Memorandum.

(b) Incorporated Documents. The documents incorporated by reference in the Preliminary Memorandum and the Final Memorandum, when filed with the Commission, conformed or will conform, as the case maybe, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in the Preliminary Memorandum and the Final Memorandum present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in the Preliminary Memorandum and the Final Memorandum has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby.

(d) No Material Adverse Change. Except as otherwise disclosed in the Preliminary Memorandum and the Final Memorandum, since the date of the most recent financial statements of the Company included or incorporated by reference in the Preliminary Memorandum and the Final Memorandum, (i) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or governmental agency, authority or body or any arbitrator that (x) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Registration Rights Agreement, or the Company’s obligations under the Securities or (y) could reasonably be expected to have a material adverse effect on the business, financial position or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(e) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all requisite corporate, limited liability company or limited partnership, as applicable, power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(f) Capitalization. The Company’s authorized and outstanding capitalization is as set forth in the Final Memorandum, and the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Memorandum; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable; the shares of Common Stock initially issuable upon conversion of the Securities have been duly and validly authorized and, when issued upon conversion and in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and non-assessable; the Board of Directors of the Company has duly and validly adopted resolutions reserving such shares of Common Stock for issuance upon conversion; the holders of the outstanding shares of capital stock of the Company are not entitled to any preemptive or other rights to subscribe for the Securities or the shares of Common Stock issuable upon conversion thereof; and, except as set forth in the

Final Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(g) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to perform its respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated thereby has been duly and validly taken.

(h) Purchase and Registration Rights Agreements. This Agreement has been duly authorized, executed and delivered by the Company and the Registration Rights Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and this Agreement and the Registration Rights Agreement conforms in all material respects to the descriptions thereof contained in the Preliminary Memorandum and the Final Memorandum.

(i) Securities. The Securities have been duly authorized and, when issued and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights and similar rights and will conform in all material respects to the description thereof contained in each Memorandum; the certificates for the Securities are in due and proper form and the holders of the Securities and the Common Stock into which the Securities are convertible will not be subject to personal liability by reason of being such holders; the Certificate of Designations has been duly approved and adopted by a resolution of the Board of Directors, which resolution remains in full force and effect, and will be filed with the Secretary of State of the State of Delaware on or before the Closing Date; and the Certificate of Designations conforms in all material respects to the description thereof contained in each Memorandum.

(j) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(k) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, the issuance and sale of the Securities or the issuance of the Common Stock upon conversion thereof, the Company’s compliance with the Certificate of Designations and the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(l) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of this Agreement and the Registration Rights Agreement, the issuance and sale of the Securities or the issuance of the Common Stock upon conversion thereof, the Company’s compliance with the Certificate of Designations and the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers and (ii) with respect to the Common Stock issuable upon conversion of the Securities and shelf registration under the Securities Act and applicable state securities laws as contemplated by the Registration Rights Agreement.

(m) Legal Proceedings. Except as described in the Preliminary Memorandum and the Final Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceeding spending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others.

(n) Independent Accountant. PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

(o) Title to Real and Personal Property. The Company and its subsidiaries have good title to, or valid leasehold interests in, all items of real and personal property that are material to the business of the Company and its subsidiaries, taken as a whole, it each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that are disclosed in the Final Memorandum or would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(p) Title to Intellectual Property. The Company and its subsidiaries own or possess or can acquire on reasonable terms adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own or possess the same would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, that, in any such case, if determined adversely to the Company or any of its subsidiaries would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(q) Investment Company Act. Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(r) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof except where the failure to pay or file would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and except as otherwise disclosed in the Preliminary Memorandum and the Final Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except for any deficiency that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(s) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Preliminary Memorandum and the Final Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and except as described in the Preliminary Memorandum and the Final Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization that if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course other than such failures to renew that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(t) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened that, in any such case, would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(u) Compliance With Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply with, or failure to receive required permits, licenses or approvals, or liability, as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(v) Compliance With ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except where the failure to so maintain any such plan would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption and except where such transaction or transactions would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and for each such plan, if any, that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(w) Accounting Controls. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses.

(y) Anti-Bribery. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to any political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(z) Foreign Assets Control. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate (as defined in Rule 501(b) under the Securities Act) of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”). None of the Company, or such of its subsidiaries as are U.S. persons, engage in any business with or in any country, person, or entity subject to sanctions under any of the Trading With the Enemy Act, the International Emergency Economic Powers Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto (collectively, the “Sanctions Laws and Regulations”), or, any person or entity in those countries or with those persons, or perform contracts in support of projects in or for the benefit of those countries or those persons.

The Company will not use, and will cause each subsidiary not to use, the proceeds from the offering, directly or indirectly, for any purpose or activity that would cause any person associated with the offering to violate any of the Sanctions Laws and Regulations, or in connection with business, operations or contracts within the countries, or with the governments or with any person or entity, in each case that are prohibited by the Sanctions Laws and Regulations, or in connection with contracts in support of projects in or for the benefit of such countries, governments, persons or entities.

(aa) Anti-Money Laundering. Neither the Company nor any of its subsidiaries has engaged in any financial transactions in order to conceal the identity, source or destination of the proceeds from any category of offenses designated by the Financial Action Task Force on Money Laundering’s “The Forty Recommendations” of June 20, 2003 in violation of the laws or regulations of the United States or any other jurisdiction in which the Company does business.

(bb) Solvency. On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement and the Final Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.

(cc) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(dd) No Integration. Neither the Company nor any of its Affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities or the Common Stock upon conversion thereof under the Securities Act.

(ee) No General Solicitation. None of the Company or any of its Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has solicited offers for, or offered or sold, the Securities or the Common Stock upon conversion thereof by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(ff) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 4 and their compliance with their agreements set forth herein, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities or the Common Stock issuable upon the conversion thereof under the Act.

(gg) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(hh) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21 E of the Exchange Act) contained in the Preliminary Memorandum and the Final Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ii) Statistical and Market Data. The Company believes that the disclosure of the statistical and market-related data included or incorporated by reference in the Preliminary Memorandum and the Final Memorandum is accurate in all material respects.

(jj) Rule 144A. The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Act.

(kk) Reporting Requirements. Except as disclosed in the Memorandum, the Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(ll) Registration Statement. No holder of securities of the Company (other than the Registrable Securities (as defined in the Registration Rights Agreement)) will be entitled to have such securities registered under the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of $967.50 per share, the number of Firm Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, the Option Securities at the same purchase price as the Initial Purchasers paid for the Firm Securities, from the date hereof to the settlement date for the Option Securities (the “Settlement Date”). The option may be exercised only to cover over-allotments in the sale of the Firm Securities by the Initial Purchasers. The option may be exercised in whole or in part at any time (but not more than once) not less than three Business Days prior to the 30th day after the date of the Closing Date upon written or telegraphic notice by the Representatives to the Company setting forth the number of Option Securities as to which the Initial Purchasers are exercising the option and the Settlement Date. Delivery of the Option Securities, and payment therefor, shall be made as provided in Section 3 hereof. The Settlement Date for the Option Securities, if any, shall not be more than 30 days after the Closing Date. The number of Option Securities to be purchased by each Initial Purchaser shall be the same percentage as such Initial Purchaser is purchasing of the Firm Securities, subject to such adjustments as the Representatives shall deem advisable.

(c) 50,000 of the Firm Securities (the “Directed Shares”) will initially be reserved by the several Initial Purchasers for offer and sale to certain existing stockholders of the Company specified by the Company (the “Directed Share Participants”) and any allocation of such Directed Shares among such persons will be made in accordance with timely directions received by the Representatives from the Company (the “Directed Share Program”). To the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Directed Share Participant on or immediately after the date of this Agreement, such Directed Shares may be offered to other investors as part of the offering contemplated hereby.

3. Delivery and Payment. Delivery of and payment for the Firm Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 A.M., New York City time, on November 15, 2005, or at such time on such later date (not more than three Business Days after the foregoing date) as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof, to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives on the date specified by the Representatives (which shall be three Business Days after exercise of said option), for the respective accounts of the several Initial Purchasers, against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the Settlement Date, and the obligation of the Initial Purchasers to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Initial Purchasers. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

(a) it is a qualified institutional buyer (a “QIB”) within the meaning of Rule 144A under the Securities Act (“Rule 144A”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”).

(b) neither it nor any of its Affiliates nor any person acting on behalf of it or any such Affiliate has solicited offers for or offered or sold, and will not offer or sell, any Securities except to those persons it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A.

(c) neither it nor any of its Affiliates nor any person acting on its or their behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(d) With respect to resales made in reliance on Rule 144A of any of the Securities, it shall deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e) Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 6(a) and 6(b), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in Sections 4(a) through 4(d) inclusive, and each Initial Purchaser hereby consents to such reliance.

5. Agreements. The Company agrees with each Initial Purchaser that:

(a) The Company will furnish to each Initial Purchaser, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as it may reasonably request.

(b) The Company will file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act during the period referred to in paragraph (d) below.

(c) The Company will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives which consent shall not be unreasonably withheld or delayed; provided, however, that, prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Representatives and communicated to the Company), the Company will not file any document under the Exchange Act that is incorporated by reference in the Final Memorandum unless the Company has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document.

(d) If at any time prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Representatives and communicated to the Company), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company promptly (i) will notify the Representatives of any such event; and (ii) subject to the requirements of paragraph (c) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance.

(e) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may reasonably request and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to (i) qualify to do business in any jurisdiction where it is not now so qualified, (ii) take any action that would subject it to service of process in suits in any jurisdiction where it is not now so subject or (iii) subject itself to taxation in any jurisdiction if it is not otherwise so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(f) The Company will not, and will not permit any of its Affiliates to, resell any Securities or Common Stock issued upon conversion thereof that have been or may be acquired by any of them except pursuant to an offering registered under the Act.

(g) Except as contemplated by the Registration Rights Agreement, neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (except the Initial Purchasers for which no representation is given) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities or the Common Stock issuable upon conversion thereof under the Act.

(h) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(i) So long as any of the Securities or Common Stock issued or issuable upon conversion of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of each holder, and the prospective purchasers designated by such holder, from time to time of such restricted securities.

(j) Any information provided by the Company to publishers of publicly available databases about the terms of the Securities shall include a statement that the Securities have not been registered under the Act and are subject to restrictions under Rule 144A under the Act.

(k) The Company will reserve and keep available at all times, free of pre-emptive rights, the full number of shares of Common Stock issuable upon conversion of the Securities.

(l) The Company will assist the Representatives in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(m) The Company will not for a period of 90 days following the Execution Time, without the prior written consent of each of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company), directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the

Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction; provided, however, that (i) the Company may issue and sell Common Stock or issue options for the purchase of its Common Stock, and file related registration statements pursuant to any employee stock option plan, stock ownership plan, dividend reinvestment plan or outside director stock incentive plan, of the Company in effect at the Execution Time; (ii) the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants or options outstanding at the Execution Time, or hereafter granted under the Company’s stock incentive plans that exist as of the Execution Time; (iii) the Company may issue up to 5,720,000 shares of Common Stock as consideration for purchases or acquisitions of other businesses or entities, provided, however, that any such Common Stock issued as consideration for any such purchases or acquisitions entered into during the 90-day period following the Execution Time; (iv) the Company may issue up to 5,720,000 shares of Common Stock as part of any deferred payment to be made under and in accordance with any acquisition-related agreement or any obligation to issue Common Stock in connection with contractual put or call obligations either existing at the Execution Time or entered into during the 90-day period following the Execution Time, provided, however, that Common Stock issued as obligations for any such deferred payment or obligations entered into during such 90-day period shall be aggregated with any shares issued under clause (iii) hereof; (v) the Company may pay dividends on its outstanding securities in shares of Common Stock; and (vi) the Company may issue the Securities and file registration statements in respect of the Securities and shares of Common Stock issuable upon conversion of the Securities or delivered as dividends or make-whole premiums under the terms of the Securities, and may issue Common Stock upon conversion of such securities of the Company.

(n) The Company will not take, directly or indirectly, any action designed to or which has constituted or which could reasonably be expected to cause or result in, stabilization or manipulation of the price of the Securities.

(o) Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price of the Securities.

(p) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction of each Memorandum and each amendment or supplement thereto; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of each Memorandum, and all amendments or supplements thereto, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation of the Certificate of Designations and the issuance of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities to the Initial Purchasers; (v) the printing (or reproduction) and delivery of this Agreement and the Registration Rights Agreement, any blue sky memorandum, the closing documents and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(e) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) the transportation and other expenses incurred by the Company’s representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) the fees and disbursements of any transfer agent or registrar for the Securities; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(q) The Company will apply the net proceeds from the sale of the Securities in the manner described in the Final Memorandum.

(r) Prior to the completion of the distribution of the Securities, the Company will promptly notify the Representatives of any material development relating to any investigation of the Company conducted by the Commission, including the discovery of any new or additional information that in the opinion of the Company may reasonably be expected to affect the outcome of such investigation.

6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Firm Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the Execution Time, the Closing Date and any Settlement Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Company shall have requested and caused Shearman & Sterling LLP, counsel for the Company, to furnish to the Representatives its opinion and letter, dated the Closing Date and addressed to the Representatives, to the effect set forth in Exhibits A and B.

(b) The Representatives shall have received from Davis Polk & Wardwell, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling it to pass upon such matters.

(c) The Company shall have furnished to the Representatives a certificate of the Company, signed by the chief financial officer of the Company, dated the Closing Date,

to the effect that such officer has carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and, to the knowledge of such officer, that:

(i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii) since the date of the most recent financial statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

(d) The Initial Purchasers shall have received on the date hereof and on the Closing Date a letter, dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, from PricewaterhouseCoopers LLC, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Final Memorandum, and such letter shall use a “cut-off date” not earlier than the date hereof.

(e) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any material change in the capital stock (excluding the Securities), or long-term debt of the Company or any of its subsidiaries with respect to the period subsequent to September 30, 2005 other than as set forth in the letter dated the date hereof referred to in Section 6(e) hereof; or (ii) any change in or affecting the business, financial conditions or results of operations of the Company and its subsidiaries, taken as a whole except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the absolute judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

(f) Subsequent to the Execution Time, (i) there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company (other than an announcement with positive implications of a possible upgrading).

(g) The Securities shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD, and the Securities shall be eligible for clearance and settlement through The Depositary Trust Company.

(h) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company.

(i) On or prior to the Closing Date, the Company shall have caused the Certificate of Designations to be filed with the Commission and the Secretary of State of the State of Delaware in a timely manner.

(j) On or prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(k) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit C hereto from each of the directors and executive officers of the Company identified in Exhibit D hereto addressed to the Representatives.

(l) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit E hereto from each of the directors and executive officers of the Company identified in Exhibit F hereto addressed to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, prior to 9 A.M. on the Closing Date and any Settlement Date.

7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 (i) hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial

Purchasers, the Company will promptly reimburse the Initial Purchasers severally through [•] for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and Affiliates of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum (or in any supplement or amendment thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein; provided further, that with respect to any untrue statement or omission of material fact made in any Preliminary Memorandum, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Initial Purchaser occurs under the circumstance that (y) the untrue statement or omission of a material fact contained in the Preliminary Memorandum was corrected in the Final Memorandum and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Final Memorandum. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and Affiliates of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) related to (directly or indirectly), arising out of, or in connection with the Company’s determination as to which persons are entitled to participate in the Directed Share Program and the number of shares allocated to any of such Persons (including the determination of any such allocation), except that this shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the Initial Purchasers.

(c) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, the third paragraph, the fifth and sixth sentences of the ninth paragraph and the tenth paragraph under the heading “Plan of Distribution” in the Preliminary Memorandum and the Final Memorandum, constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it has been materially prejudiced through the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. If any action shall be brought against an indemnified party and it shall have notified the indemnifying party thereof, the indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers severally agree, in lieu of the indemnity provided in paragraph (a), (b) or (c) of this Section 8 to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is not permitted by applicable law, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions in each case set forth on the cover of the Final Memorandum. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in any of the Company’s securities shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited; (ii) a banking moratorium shall have been declared by federal, Delaware or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the

Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

11. No Fiduciary Duty. The Company hereby acknowledges that the Initial Purchasers are each acting solely as an initial purchaser in connection with the purchase and sale of the Securities. The Company further acknowledges that the Initial Purchasers are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Initial Purchasers act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that the Initial Purchasers may undertake or has undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Initial Purchasers hereby expressly disclaim any fiduciary obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Initial Purchasers agree that they are each responsible for making their own independent judgments with respect to any such transactions. The Company and the Initial Purchasers further agree that any opinions or views expressed by the Initial Purchasers to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Company that give rise to a fiduciary duty to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Initial Purchasers with respect to any breach or alleged breach of any fiduciary duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties and indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement or any certificate delivered pursuant hereto will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) [•] (Fax Number: [•]); and (ii) [•] (Fax Number: [•]); or, if sent to the Company, will be mailed, delivered or telefaxed to Blockbuster Inc., 1201 Elm Street, Dallas, Texas 75270 (Fax Number: (212) 854-3677), attention of General Counsel, with a copy mailed, delivered or telefaxed to John D. Wilson at Shearman & Sterling LLP, 525 Market Street, San Francisco, California 94105 (Fax Number: (415) 616-1100).

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(i) hereof, no other person will have any right or obligation hereunder.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

17. Authority of the Representative. Any action by the Initial Purchasers may be taken by the Representatives on behalf of such Initial Purchasers and any such action shall be binding upon the Initial Purchasers.

18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the Company’s Class A common stock, par value $0.01 per share.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“PORTAL” shall mean the Private Offerings, Resales and Trading through Automated Linkages system of the NASD.

“Regulation D” shall mean Regulation D under the Act.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

Very truly yours,

BLOCKBUSTER INC.

By:	/S/ LARRY J. ZINE
	Name:	Larry J. Zine
	Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

[•]

By:	[•]
	Name:	[•]
	Title:	Vice President

[•]

By:	[•]
	Name:	[•]
	Title:	Vice President

For themselves as Representatives and on behalf of the other several Initial Purchasers named in Schedule I to the foregoing Agreement

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